Exhibit 99.1

Contact:	Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports Third Quarter Financial Results

MELVILLE, N.Y., November 8, 2011—FalconStor Software, Inc. (NASDAQ: FALC), the provider of disk-based data protection solutions, today announced financial results for its third quarter ended September 30, 2011.

Total revenues for the third quarter of 2011 were $18.9 million, compared with $19.0 for the same period a year ago.

GAAP loss from operations for the quarter was $5.1 million, compared with an operating loss of $4.8 million for the same period a year ago.  GAAP net loss for the third quarter was $5.4 million, or $0.12 per share, compared with $26.4 million, or $0.58 per share in the third quarter of 2010.

Non-GAAP loss from operations was $2.3 million in the third quarter of 2011, compared with a loss from operations of $2.6 million for the same period a year ago.  Non-GAAP net loss was $2.6 million, or $0.06 per share, in the third quarter of 2011, compared with a non-GAAP net loss of $22.7 million, or $0.49 per share, in the third quarter of 2010. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the ongoing government investigations, and restructuring costs. Non-GAAP net loss in the third quarter of 2010 included a $16.2 million valuation allowance within the tax provision.

For the nine months ended September 30, 2011, revenues were $57.4 million, compared with $56.4 million for the same period a year ago.  GAAP loss from operations for the nine month period was $16.8 million compared with a loss of $18.4 million in 2010.  GAAP net loss was $17.3 million, or $0.37 per share, for the nine months ended September 30, 2011, compared with a loss of $35.3 million, or $0.78 per share, in the same period a year ago.

Non-GAAP loss from operations was $7.5 million for the nine months ended September 30, 2011, compared with a loss of $11.3 million in 2010. Non-GAAP net loss was $8.0 million, or $0.17 per share, compared with a loss of $28.2 million, or $0.62 per share, in the same period a year ago.

The Company closed the quarter with $37.2 million in cash, cash equivalents, and marketable securities. Deferred revenue at September 30, 2011 was $25.0 million, compared with $23.5 million as of December 31, 2010.

“We are pleased with the steps we have taken to reduce our operating expenses and to maintain a strong cash position, which allow us to continue investing in key areas of growth,” said Jim McNiel, president and chief executive officer of FalconStor. “In addition, with a series of executive hires, we have assembled a senior management team with extensive experience and proven track records in our industry. Under the guidance of our new team and building on the success of our V7 launch, we will continue our primary mission to delight our customers with the highest quality, most innovative products in the data protection market.”

The Company will host a conference call to discuss its financial results on Tuesday, November 8, 2011 at 4:30 p.m. EST. To participate in the conference call, please dial:

Toll Free: 1-877-941-9205
International: 1-480-629-9692

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=157802727&RG=1&UID

Meeting: FalconStor Q3 2011 Earnings
Meeting password: q3numbers
Meeting Number: 765 408 988

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning November 8 at 6:30 p.m. EST through 11:59 p.m. EST on November 11. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4482670, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s ongoing government investigations, and (ii) noncash stock-based compensation charges and any potential tax effects, for all periods presented, when applicable. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection. The company’s mission is to transform traditional backup and disaster recovery (DR) into next-generation service-oriented data protection. Built upon an award-winning platform, FalconStor solutions deliver disk-based backup, continuous data protection, WAN-optimized replication and DR automation. FalconStor solutions are available through a worldwide network of partners, including solution providers, top-tier strategic partners and major OEMs. Thousands of customers worldwide, from small businesses to Fortune 100 enterprises, entrust their data to FalconStor solutions. FalconStor maintains headquarters in Melville, N.Y., and offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).
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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc. in the US and other countries.  All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$16,361,604	$17,842,555
Marketable securities	20,230,823	18,903,635
Accounts receivable, net	13,392,589	23,286,660
Prepaid expenses and other current assets	1,381,887	1,190,531
Inventory	1,413,953	1,409,659
Income tax receivable	431,572	385,682

Total current assets	53,212,428	63,018,722

Property and equipment, net	4,499,934	5,796,013
Long-term marketable securities	619,834	578,643
Deferred tax assets, net	220,285	235,197
Other assets, net	3,160,041	2,379,225
Goodwill	4,150,339	4,150,339
Other intangible assets, net	200,980	387,222

Total assets	$66,063,841	$76,545,361

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,724,583	$1,455,013
Accrued expenses	9,358,981	9,109,424
Deferred revenue, net	17,748,411	16,979,455

Total current liabilities	28,831,975	27,543,892

Other long-term liabilities	2,599,108	2,507,169
Deferred revenue, net	7,240,071	6,555,437

Total liabilities	38,671,154	36,606,498

Commitments and contingencies

Total stockholders' equity	27,392,687	39,938,863
Total liabilities and stockholders' equity	$66,063,841	$76,545,361

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Product revenues	$10,176,275	$11,366,493	$33,045,050	$33,382,701
Support and services revenues	8,680,115	7,609,339	24,398,610	22,983,495
	18,856,390	18,975,832	57,443,660	56,366,196
Cost of revenues:
Product	1,467,141	2,120,727	5,456,186	6,179,952
Support and service	3,585,550	3,104,108	10,688,347	10,020,153
Total cost of revenues	5,052,691	5,224,835	16,144,533	16,200,105

Gross profit	$13,803,699	$13,750,997	$41,299,127	$40,166,091

Operating expenses:
Research and development costs	4,787,109	6,445,992	15,572,227	20,211,811
Selling and marketing	9,878,069	9,724,007	28,873,468	31,165,975
General and administrative	2,904,767	2,403,954	8,463,762	7,217,428
Investigation costs	531,507	-	4,331,298	-
Restructuring costs	822,320	-	822,320	-
Total operating expenses	18,923,772	18,573,953	58,063,075	58,595,214

Operating loss	(5,120,073)	(4,822,956)	(16,763,948)	(18,429,123)

Interest and other income (loss), net	(71,266)	205,518	379,690	103,077

Loss before income taxes	(5,191,339)	(4,617,438)	(16,384,258)	(18,326,046)

Provision for income taxes	206,837	21,799,389	869,221	16,996,344

Net loss	$(5,398,176)	$(26,416,827)	$(17,253,479)	$(35,322,390)

Basic net loss per share	$(0.12)	$(0.58)	$(0.37)	$(0.78)

Diluted net loss per share	$(0.12)	$(0.58)	$(0.37)	$(0.78)

Weighted average basic shares outstanding	46,779,040	45,836,621	46,563,004	45,367,998

Weighted average diluted shares outstanding	46,779,040	45,836,621	46,563,004	45,367,998

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

GAAP loss from operations	$(5,120,073)	$(4,822,956)	$(16,763,948)	$(18,429,123)
Add: Non-cash stock option expense (1)	1,436,578	2,197,947	4,091,878	7,170,617
Investigation related costs (3)	531,507	-	4,331,298	-
Restructuring costs (4)	822,320	-	822,320	-
Non-GAAP loss from operations	(2,329,668)	(2,625,009)	(7,518,452)	(11,258,506)

GAAP net loss	$(5,398,176)	$(26,416,827)	$(17,253,479)	$(35,322,390)
Add: Non-cash stock option expense,
net of income taxes (2)	1,436,578	3,754,900	4,091,878	7,161,896
Investigation related costs (3)	531,507	-	4,331,298	-
Restructuring costs (4)	822,320	-	822,320	-
Non-GAAP net loss	(2,607,771)	(22,661,927)	(8,007,983)	(28,160,494)

GAAP gross margin – Product	86%	81%	84%	82%
Add: Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	86%	81%	84%	82%

GAAP gross margin – Support and Service	59%	59%	56%	56%
Add: Non-cash stock option expense (1)	1%	4%	2%	4%
Non-GAAP gross margin – Support and Service	60%	63%	58%	60%

GAAP operating margin	(27%)	(25%)	(29%)	(33%)
Add: Non-cash stock option expense (1)	8%	12%	7%	13%
Investigation related costs (3)	3%	-	8%	-
Restructuring costs (4)	4%	-	1%	-
Non-GAAP operating margin	(12%)	(14%)	(13%)	(20%)

GAAP Basic EPS	$(0.12)	$(0.58)	$(0.37)	$(0.78)
Add: Non-cash stock option expense,
net of income taxes (2)	0.03	0.08	0.09	0.16
Investigation related costs (3)	0.01	-	0.09	-
Restructuring costs (4)	0.02	-	0.02	-
Non-GAAP Basic EPS	(0.06)	(0.49)	(0.17)	(0.62)

GAAP Diluted EPS	$(0.12)	$(0.58)	$(0.37)	$(0.78)
Add: Non-cash stock option expense,
net of income taxes (2)	0.03	0.08	0.09	0.16
Investigation related costs (3)	0.01	-	0.09	-
Restructuring costs (4)	0.02	-	0.02	-
Non-GAAP Diluted EPS	(0.06)	(0.49)	(0.17)	(0.62)

Weighted average basic shares Outstanding (GAAP and as adjusted)	46,779,040	45,836,621	46,563,004	45,367,998
Weighted average diluted shares Outstanding (GAAP and as adjusted)	46,779,040	45,836,621	46,563,004	45,367,998

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended Septebmer 30,
	2011	2010	2011	2010

Cost of revenues - Product	$1,169	$9,755	$2,641	$23,696
Cost of revenues – Support and Service	111,830	277,839	385,032	887,930
Research and development costs	235,782	680,179	1,044,193	2,480,509
Selling and marketing	585,814	978,559	1,471,093	2,875,275
General and administrative	501,983	251,615	1,188,919	903,207

Total non-cash stock-based compensation expense	$1,436,578	$2,197,947	$4,091,878	$7,170,617

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, for the three and nine months ended September 30, 2010, net of related income tax effects. For the three and nine months ended September 30, 2011, the full year forecasted tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents investigation related costs totaling $531,507 and $4,331,298 for the three and nine months ended September 30, 2011, respectively.

(4)	Represents restructuring costs totaling $822,320 which were incurred during the three months ended September 30, 2011.